UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 7, 2006
Crowley Maritime Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-49717 (Commission File Number)	94-3148464 (IRS Employer Identification No.)

155 Grand Avenue, Oakland, California (Address of principal executive offices)	94612 (Zip Code)
(510) 251-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
1)	On March 7, 2006, the Company’s Chairman, President and Chief Executive Officer authorized, within the funding criteria approved by the Company’s Board of Directors, the payment of annual bonus awards for performance during 2005 to each of the Company’s named executive officers whose annual compensation is less than $1.0 million. The bonus awards are set forth in the table below.

William A. Pennella Vice Chairman of the Board and Executive Vice President	$253,080

William P. Verdon Senior Vice President and General Counsel	$127,095

Susan L. Rodgers Senior Vice President of Administration	$86,425

John C. Calvin Jr Senior Vice President and Controller	$81,340
On March 8, 2006, the Board of Directors approved the criteria for the annual bonus awards for performance during 2006 to executive officers whose annual compensation is less than $1.0 million. The funding of these awards can range from 0% to 90% of base salaries and are based on consolidated operating income as a percentage of consolidated revenues and are subject to modification based on individual performance and achievement.
2)	On March 7, 2006, the Compensation Committee reviewed and approved, within the funding criteria approved by the Company’s Board of Directors and after giving appropriate weight to the recommendations submitted by the Chairman, President and Chief Executive Officer of the Company, the payment of certain amounts of deferred compensation under the Crowley Maritime Corporation Deferred Compensation Plan for the year ended December 31, 2005 to each of the Company’s executive officers whose annual compensation is less than $1.0 million. The amounts of deferred compensation are set forth in the table below.

William A. Pennella Vice Chairman of the Board and Executive Vice President	$200,000

William P. Verdon Senior Vice President and General Counsel	$140,000

Susan L. Rodgers Senior Vice President of Administration	$95,000

John C. Calvin Jr Senior Vice President and Controller	$90,000
On March 8, 2006, the Board of Directors approved the criteria for Deferred Compensation Plan awards for performance during 2006 to executive officers whose annual compensation is less than $1.0 million. The funding of these awards can range from 0% to 90% of base salary and are based on consolidated operating income as a percentage of consolidated revenues and are subject to modification based on individual performance and achievement.

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3)	On March 7, 2006, the Executive Compensation Subcommittee of the Company’s Board of Directors (the “Subcommittee”) approved, within the objective funding criteria for cash bonuses paid pursuant to the Crowley Maritime Corporation 2004 Management Incentive Plan (the “MIP”), the payment of an annual bonus award for the year ended December 31, 2005 to those executive officers of the Company whose annual compensation is in excess of $1.0 million. The applicable bonus award is set forth in the table below.

Thomas B. Crowley, Jr. Chairman of the Board, President and Chief Executive Officer	$899,450
On March 7, 2006, the Subcommittee approved the criteria for the annual bonus awards for performance during 2006 to those executive officers whose annual compensation is in excess of $1.0 million. The funding of these awards can range from 20% to 145% of base salaries and are based on consolidated operating income as a percentage of consolidated revenues and are subject to modification based on individual performance and achievement.
4)	On March 7, 2006, the Subcommittee approved, within the objective funding criteria for deferred compensation paid pursuant to the MIP, the payment of deferred compensation to those executive officers of the Company whose annual compensation is in excess of $1.0 million. The amount of deferred compensation is set forth in the table below.

Thomas B. Crowley, Jr. Chairman of the Board, President and Chief Executive Officer	$1,185,635
The 2006 criteria approved by the Subcommittee on March 7, 2006 for Deferred Compensation Plan awards for those with annual compensation in excess of $1.0 million are the same as the criteria for the Company’s executive officers whose annual compensation is less than $1.0 million. The funding of these awards can range from 25% to 180% of base salaries subject to modification based on individual performance and achievement.
5)	On March 7, 2006, the Subcommittee approved an increase to the annual base salary (effective April 1, 2006) of Mr. Crowley from $817,680 to $846,300.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWLEY MARITIME CORPORATION
Dated: March 13, 2006	By:	/s/ John C. Calvin
John C. Calvin
Senior Vice President and Controller

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